UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2014

ARCTIC CAT INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North, Suite 1000 Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, the Board of Directors (the “Board”) of Arctic Cat Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with and appointed Christopher T. Metz to the positions of President and Chief Executive Officer, effective December 3, 2014 (the “Employment Date”). Mr. Metz will succeed Christopher A. Twomey, who will contemporaneously transition from his interim roles as President and Chief Executive Officer but who will remain Chairman of the Board for the duration of his current director term. At its regularly scheduled meeting on December 15, 2014, the Board will also elect Mr. Metz to serve as a Company director for a term expiring at the 2016 Annual Meeting of Shareholders. Mr. Metz is not expected to serve on any Board committees and there are no family relationships or transactions in which Mr. Metz has an interest requiring disclosure under Items 401(d) or 404(a) of Regulation S-K.

Mr. Metz, age 49, has served as a Managing Director of Sun Capital Partners, Inc. since 2005 and has extensive global operating and leadership experience in the consumer and durable goods industries. Prior to joining Sun Capital, Mr. Metz was President at Black & Decker, leading its Hardware and Home Improvement Group from 1999 to 2005. During his 13 years at Black & Decker, Mr. Metz held various other senior leadership positions, including President of Kwikset Corporation, President of Price Pfister faucets, President of Baldwin Hardware, and General Manager of European Professional Power Tools and Accessories, based in Frankfurt, Germany. Mr. Metz also serves on the board of directors of Vince Holdings Corp.

The Employment Agreement provides for an initial base salary of $675,000, which will be subject to annual review and adjustment. Beginning in the Company’s 2016 fiscal year, Mr. Metz will be entitled to participate in the Company’s annual incentive program for senior executives. His annual incentive payout will range from 0% to 200% of his base salary, with a target incentive payout equal to 100% of his base salary. Mr. Metz will also participate in the Company’s long-term incentive program, with awards granted under the Company’s 2013 Omnibus Stock and Incentive Plan. For fiscal 2016, Mr. Metz’s award will be valued at 175% of his base salary. Mr. Metz will receive this long-term incentive award (an aggregate value of $1,181,250) on the Employment Date and the Board will consider this grant, together with market and other data, at the time it considers fiscal 2016 compensation for all executive officers to determine what, if any, additional long-term incentive award to provide for fiscal 2016. The value of this grant will be allocated 75% to stock options (with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Stock Market on the Employment Date) and 25% to restricted stock units, each of which will vest in equal installments on the first, second and third anniversaries of the Employment Date provided that Mr. Metz remains employed by the Company on such dates. Vesting of such awards shall accelerate (i) as to all of the unvested awards, upon the occurrence of a Change in Control, (ii) as to all of the unvested restricted stock units, upon termination of Mr. Metz’s employment with the Company by reason of death, Disability or Retirement, and (iii) as to an additional 33.33% of the unvested awards, in the event of Mr. Metz’s termination by the Company without Cause or his resignation for Good Reason (as such terms are defined in the Employment Agreement and the agreements governing the equity awards) prior to the third anniversary of the Employment Date.

As an inducement to his employment and to compensate Mr. Metz for payments he would have received from his former employer, Mr. Metz will receive a one-time cash bonus of $595,833 within 30 days of the Employment Date and $225,000 within 30 days of March 31, 2015 if he remains employed on such date. The Employment Agreement further provides for, and the Board has approved, as an inducement to his employment and as compensation for equity Mr. Metz could have earned from his former employer, the grant of an equity award on the Employment Date (the “Inducement Grant”). The Inducement Grant will be allocated 50% to stock options (with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Stock Market on the Employment Date) and 50% to restricted stock units, each of which will vest in equal installments on the first, second and third anniversaries of the Employment Date provided that Mr. Metz remains employed by the Company on such dates. Vesting of such award will accelerate as to all of the unvested award (i) upon the occurrence of a Change in Control, (ii) a upon termination of Mr. Metz’s employment with the Company by reason of death, Disability, by the Company without Cause or by Mr. Metz for Good Reason (as such terms are defined in the Employment Agreement and agreements governing the Inducement Grant). The Inducement Grant will be made pursuant to NASDAQ Marketplace Rule 5635(c)(4) and will contain terms materially consistent with the Company’s grant agreements under its 2013 Omnibus Stock and Incentive Plan.

Under the Employment Agreement, Mr. Metz is subject to traditional non-competition and non-solicitation restrictions during the term of his employment with the Company and for one (1) year following his termination of employment by the Company for any reason. Mr. Metz is also entitled to participate in any of the Company’s benefit plans which the Company makes available to its salaried senior executives to the extent that Mr. Metz’s age, tenure, and title make him eligible to receive such benefits. Subject to certain notice requirements, either Mr. Metz or the Company is entitled to terminate the Employment Agreement at any time. In the event Mr. Metz’s employment is terminated due to his death or Disability, the Company will pay him or his estate his base salary and certain accrued obligations of the Company earned through the date of termination. In the event the Company terminates Mr. Metz’s employment for any reason not constituting (i) Cause, (ii) discontinuation of the Company’s business, (iii) Mr. Metz’s death or Disability, or (iv) a Change in Control, or, in the event that Mr. Metz terminates his employment for Good Reason (as such terms are defined in the Employment Agreement or Change in Control Agreement (as defined below)), the Company will pay him his base salary through such date of termination and certain accrued obligations of the Company, and provide the following benefits during the 12-month period following Mr. Metz’s termination: (i) his average annual base salary over the 3-year period immediately preceding the date of termination or such lesser period as Mr. Metz has been employed by the Company; (ii) cash in an amount equal to Company premiums for benefits; (iii) executive-level transition services up to a maximum value of $25,000; and (iv) the annual bonus for the preceding fiscal year to the extent not paid and a pro-rated annual bonus through the termination date for the then-current fiscal year.

The Company has also entered into a change in control agreement with Mr. Metz dated November 10, 2014 (the “Change in Control Agreement”), which provides that if Mr. Metz’s employment is terminated due to death or Disability upon or within two years following a Change in Control (as such terms are defined in the Change in Control Agreement), he will be entitled to his base salary through the date of such event, any unpaid annual bonus for the prior fiscal year, and an amount equal to his target bonus for the then-current fiscal year. In addition, the Company will pay Mr. Metz the benefits to which he is entitled to under any Company-sponsored insurance policy and other severance or benefits plans and practices then in effect. If Mr. Metz’s employment is terminated upon or within two years following a Change in Control for any reason other than death or Disability, or terminated by the Company without Cause or by Mr. Metz for Good Reason, then Mr. Metz is entitled to the following benefits: (i) his base salary through the date of termination; (ii) any unpaid annual bonus for the prior fiscal year, as well as an amount equal to his target bonus for the then-current fiscal year; (iii) any other accrued but unpaid compensation, benefit or perquisite that is vested at the time of such termination; (iv) a severance payment in an amount equal to 2.99 times Mr. Metz’s then-current base salary; (v) a severance payment in an amount equal to 2.99 times Mr. Metz’s target annual bonus for the then-current fiscal year; (vi) cash in an amount equal to Company premiums for benefits for 24 months; and (vii) executive-level transition services up to a maximum value of $25,000.

The foregoing descriptions of Mr. Metz’s Employment Agreement and his Change in Control Agreement are qualified in their entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 and the Change in Control Agreement attached hereto as Exhibit 10.2, each of which are incorporated herein by reference to this Item 5.02.

Item 8.01 Other Events.

The Company issued a press release dated November 14, 2014 announcing the employment of Mr. Metz as the Company’s President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated November 10, 2014, between the Company and Christopher T. Metz.

10.2	Change in Control Agreement, dated November 10, 2014, between the Company and Christopher T. Metz.

99.1	Press Release issued November 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

Dated: November 14, 2014

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated November 10, 2014, between the Company and Christopher T. Metz.

10.2	Change in Control Agreement, dated November 10, 2014, between the Company and Christopher T. Metz.

99.1	Press Release issued November 14, 2014.